                                                                   EXHIBIT 10.11

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of June 12, 2003, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" (FAX 617-969-5965) ("Bank") and EGENERA, INC., a Delaware corporation with offices at 165 Forest Street, Marlborough, Massachusetts 01752 (FAX 508-481-3114) ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

      1     ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

      2     LOAN AND TERMS OF PAYMENT

      2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.

      2.1.1 FINANCING OF ACCOUNTS.

            (a) Availability. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts and Demo Unit Placeholder Invoices. Bank may, in its good faith business judgment in each instance, finance such Eligible Accounts and Demo Unit Placeholder Invoices by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account or Demo Unit Placeholder Invoice (the "Advance"). Bank may, in its reasonable discretion, change the percentage of the Advance Rate for a particular Eligible Account or Demo Unit Placeholder Invoice on a case by case basis. When Bank makes an Advance, the Eligible Account or Demo Unit Placeholder Invoice becomes a "Financed Receivable." Notwithstanding the foregoing, in the event that Borrower's Net Liquidity is less $3,000,000 at any time, Bank will not agree to finance any further Demo Unit Placeholder Invoices and the aggregate amount of all Advances made based upon Demo Unit Placeholder Invoices shall be immediately due and payable.

            (b) Maximum Advances; Demo Unit Placeholder Invoices Sublimit. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. The aggregate amount of Advances made based upon Demo Unit Placeholder Invoices may not exceed $3,000,000.00.

            (c) Borrowing Procedure. Borrower will deliver an lnvoice Transmittal for each Eligible Account and Demo Unit Placeholder Invoice it offers. Bank may rely on information on or with the Invoice Transmittal. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

            (d) Confirmations. Bank may perform standard due diligence on a sampling of Borrower's invoicing to be agreed upon by Bank and Borrower in connection with each Advance requested hereunder.

            (e) Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to $ 125,000.00 (the "Early Termination Fee"). The Early Termination

Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under another division of the Bank (in its sole and exclusive discretion) prior to the Maturity Date.

            (f) Maturity. This agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.

      2.2 COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below.

      2.2.1 COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 2.2.8.

      2.2.2 FACILITY FEE. A non-refundable facility fee (the "Facility Fee") shall be paid as follows: (i) $25,000 is due upon execution of this Agreement and shall be earned as of the date hereof and (ii) an additional $25,000 is due on June 12,2004 and shall be earned as of such date; provided, however, no such additional fee shall be due in the event that this Agreement is terminated prior to June 12,2004 (subject to the provisions of 2.1.1(e) and the payment of the Early Termination Fee).

      2.2.3 FINANCE CHARGES. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. On each Reconciliation Day, Borrower will pay a finance charge (the "Finance Charge"), which is equal to the greater of (i) the Applicable Rate divided by 360 multiplied by the number of days in the Reconciliation Period multiplied by the outstanding average daily Financed Receivable Balance for that Reconciliation Period, or (ii) the Minimum Finance Charge.

      2.2.4 COLLATERAL HANDLING FEE. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to 0.10% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase an additional 0.25% effective immediately before the Event of Default.

      2.2.5 UNUSED LINE FEE. In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of Advances outstanding during the month is less $10,000,000.00, Borrower shall pay Bank an unused line fee in an amount equal to 0.25% per annum on the difference between $10,000,000.00 and the average daily principal balance of the Advances outstanding during the month (the "Unused Line Fee"), which Unused Line Fee shall be computed and paid quarterly, in arrears, on the fifteenth day of the first month of the following quarter.

      2.2.6 ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee and the Facility Fee. If Borrower does not object to the accounting in writing within forty-five (45) days it is considered correct absent clear error. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

      2.2.7 DEDUCTIONS. Bank may deduct fees, Finance Charges and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

      2.2.8 ACCOUNT COLLECTION SERVICES. All Borrower's receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of those collections, Bank will give Borrower the receivables collections it receives for receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, the Facility Fee, other fees and expenses, or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the outstanding Obligations.

      2.3   REPAYMENT OF OBLIGATIONS; ADJUSTMENTS.

      2.3.1 REPAYMENT. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable with respect to which the Advance was made,
(b) the Financed Receivable is no longer an Eligible Account, (c) with respect to Advances made based upon Demo Unit Placeholder Invoices, upon (x) Borrower's issuance of an invoice for such unit placed at a customer location (provided, however, that thereafter such invoice may be offered for financing by Borrower as a receivable under Sections 2.1.1), (y) at such time when any of the representations or warranties set forth in Section 5.4 are not then true and correct in all material respects with respect to such Demo Unit Placeholder Invoice, or (z) Borrower's failure to maintain, at any time, a Net Liquidity of $3,000,000; (d) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (e) for which there has been any breach of warranty or representation in Section 5.3 or any breach of any covenant in this Agreement, or (f) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

      2.3.2 REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Facility Fee, the Early Termination Fee, Collateral Handling Fee, reasonable attorneys and professional fees, court costs and expenses, and any other Obligations.

      2.3.3 DEBIT OF ACCOUNTS. Bank may debit any of Borrower's deposit accounts including Account Number _________ for payments or any amounts Borrower owes Bank hereunder. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off.

      2.3.4 ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like on a Financed Receivable (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 5.3, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them "Subject to a Security Interest on behalf of Silicon Valley Bank." Bank has a security interest in the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

      3     CONDITIONS OF LOANS

      3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The Bank's agreement to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   this Agreement;

            (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c)   a Negative Pledge Agreement covering Intellectual Property;

            (d)   Perfection Certificate by Borrower;

            (e) a legal opinion of Borrower's counsel, in form and substance acceptable to Bank;

            (f)   Warrant to Purchase Stock;

            (g)   Joinder Agreement/Registration Rights Agreement;

            (h)   financing statements (Forms UCC-1);

            (i)   Account Control Agreement/ Investment Account Control
      Agreement

            (j)   insurance certificate;

            (k) payment of the Facility Fee and other Bank Expenses when due hereunder;

            (l)   Certificate of Foreign Qualification (if applicable);

            (m)   Certificate of Good Standing/Legal Existence; and

            (n) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. Bank's agreement to make each Advance, including the initial Advance, is subject to the following:

            (a)   timely receipt of the Invoice Transmittal;

            (b) Bank's shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1 (d); and

            (c)   the representations and warranties in Section 5.3 and Section
5.4 (if applicable) shall be true on the date of the Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties in Section 5.3 and Section 5.4 (if applicable) remain true.

      4     CREATION OF SECURITY INTEREST

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. Following any Event of Default, Bank may place a "hold" on any deposit account pledged as Collateral.

Except as noted on the Perfection Certificate, Borrower is not a parry to, nor is bound by, any license or other agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

      4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

      5     REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that:
(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

      5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Collateral is not in the possession of any third party bailee (such as a warehouse), except for software escrows as set forth in the Perfection Certificate. Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

      5.3 FINANCE RECEIVABLES. Borrower represents and warrants for each Financed Receivable (other than Demo Unit Placeholder Invoices):

            (a)   Each Financed Receivable is an Eligible Account.

            (b) Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

            (c) The correct amount is on the Invoice Transmittal and is not disputed;

            (d) Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

            (e) Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

            (f) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

            (g) Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

            (h) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

            (i) Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

            (j) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

      5.4 REPRESENTATIONS REGARDING DEMO UNIT PLACEHOLDER INVOICES. With respect to Demo Unit Placeholder Invoices, Borrower represents and warrants that the cost determined by Borrower is based upon the best information available to Borrower and accurately and reflects same.

      5.5 LITIGATION. There are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

      5.6 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.7 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

      5.8 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

      5.9 SUBSIDIARIES. Except as noted on the Perfection Certificate, Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      5.10 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

      6     AFFIRMATIVE COVENANTS

      Borrower shall do all of the following:

      6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

      6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

            (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) in the event that the Borrower's stock becomes publicly held, within five
(5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

            (b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT B.

            (c) Borrower will allow Bank to audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable, at Borrower's expense, no later than one hundred eighty (180) days after the execution of this Agreement and annually thereafter, upon reasonable notice. Provided, however, if an Event of Default has occurred, Bank may audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable at Bank's sole and exclusive discretion and without notification and authorization from Borrower.

            (d) Provide a written report within sixty (60) days after the invoice date respecting any Financed Receivable (or as and when otherwise directed by the Bank), if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

            (e) Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivables and accounts payable, along with a Deferred Revenue report.

      6.3 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

      6.4 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

      6.5   ACCOUNTS.

            (a) In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries, primary depository accounts, operating accounts and securities accounts with Bank (or its affiliate with respect to securities accounts), which accounts shall represent at least 80.0% of the dollar value of the Borrower's and such Subsidiaries accounts at all financial institutions.

            (b) Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that the Borrower at any time opens or maintains, Borrower shall, at the Bank's request and option, pursuant to an agreement in form and substance acceptable to the Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

      6.6 COLLECTIONS FOR FINANCED RECEIVABLES; LOCKBOX. Borrower shall immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables (and, as and when required hereunder, for all receivables). Upon the establishment of a lockbox, Borrower shall thereafter direct each Account Debtor (and each depository institution where proceeds of accounts receivable are on deposit) to make payments with respect to all receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank. Until such Lockbox can be established, the Borrower shall remit all receivable cash payments and remittances to the Bank at least weekly (at the close of business on each Friday) along with a detailed cash receipts journal. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement. In connection the collections and the Lockbox, Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to: (i) notify all Account Debtors to pay Bank directly; (ii) receive, open, and dispose of mail addressed to Borrower; and (iii) endorse Borrower's name on check or other instruments.

      6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      7     NEGATIVE COVENANTS

      Borrower shall not do any of the following without the Bank's prior written consent, which shall not be unreasonably withheld.

      7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

      7.2 CHANGES IN BUSINESS, OWNERSHIP, OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital strategic or other institutional investors so long as Borrower identifies to Bank the investors prior to the closing of the investment). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000.00) in Borrower's assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

      7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than acquisitions by Borrower or its subsidiaries involving a purchase price (including assumption of Indebtedness) of $250,000 or less in cash or securities (valued at the time of the initial closing), in the aggregate, provided that there is no Event of Default, and Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

      7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

      7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

      7.6 DISTRIBUTIONS; INVESTMENTS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so, other than an acquisition by Borrower or its subsidiaries as described in Section 7.3 above; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, other than (x) retirement or purchases of any capital stock of any Subsidiary, or (y) repurchases of shares originally granted to directors, officers, employees or consultants pursuant to contractual rights held by the Borrower and at repurchase prices not exceeding the respective original purchase prices (or if higher, the fair market value of such shares as approved by the Board of Directors) paid by such persons to the Borrower, provided that any cash payment in (x) or (y) above shall not exceed $250,000.00 in the aggregate per year.

      7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person. Notwithstanding the terms of Section 7.4, Section 7.6, and this Section 7.7 to the contrary, Borrower may provide extended terms for repayment of intercompany receivables owing from its Subsidiaries in connection with Borrower's sale of goods or services outside of the United States consistent with Borrower's past practices.

      7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

      8     EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations when due;

      8.2 COVENANT DEFAULT. Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

      8.3   MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

      8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice;

      8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Advances shall be made before any Insolvency Proceeding is dismissed);

      8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;

      8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment);

      8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

      9     BANK'S RIGHTS AND REMEDIES

      9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

            (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

            (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

            (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

            (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

            (g)   Dispose of the Collateral according to the Code.

      9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; (v) compromise or discharge all or any part of any Account; (vi) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding involving the Collateral, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses; (vii) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document; and (viii) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Advances hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and this Agreement is terminated in writing by Bank.

      9.3 ACCOUNTS NOTIFICATION/COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

      9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

      9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

      9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

      9.8 DEFAULT RATE. After the occurrence of an Event of Default, all Obligations shall accrue interest at the Applicable Rate plus five percent (5.0%) per annum.

      10    NOTICES Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

      11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR

ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12    GENERAL PROVISIONS

      12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

      12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

      12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

      12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      13    DEFINITIONS

      13.1  DEFINITIONS. In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ACCOUNT DEBTOR" is as defined in the Code and shall include, without limitation, (i) any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance or (ii) customers of Borrower in possession of demonstration units which are the subject of any Demo Unit Placeholder Invoice.

      "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

      "ADVANCE" is defined in Section 2.1.1.

      "ADVANCE RATE" eighty percent (80.0%), net of any offsets related to each specific Account Debtor other than Deferred Revenue, maintenance invoicing and customer deposits.

      "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "APPLICABLE RATE" is a per annum rate equal to the Prime Rate plus 0.35%.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings); provided prior to an Event of Default annual audit fees shall not exceed $5,000.00.

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

      "COLLATERAL" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, including, without limitation, the property described on EXHIBIT A.

      "COLLATERAL HANDLING FEE" is defined in Section 2.2.4.

      "COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

      "COMPLIANCE CERTIFICATE" is attached as EXHIBIT "B".

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CURRENT LIABILITIES" is all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

      "DEMO UNIT PLACEHOLDER INVOICES" is one hundred twenty five percent (125.0%) of the cost (as determined by Borrower, subject to Section 5.4 hereof) of demonstration units.

      "EARLY TERMINATION FEE" is defined in Section 2.1.1.

      "ELIGIBLE ACCOUNTS" are billed Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.3 and are due and owing from creditworthy Account Debtors acceptable to Bank in its sole discretion. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank's discretion with notice to Borrower):

            (a)   Accounts that the account debtor has not paid within ninety
      (90) days of invoice date;

            (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

            (c) Accounts for which the account debtor does not have its principal place of business in the United States, unless approved by Bank on a case by case basis;

            (d) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

            (e) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (f) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

            (g) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent (except Accounts with Goldman Sachs, UBS, Credit Suisse First Boston or Lehman Brothers or any of their affiliated entities shall not be disqualified as Eligible Accounts solely by reason or such entity's shareholdings in Borrower);

            (h) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

            (i) Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "EVENTS OF DEFAULT" are set forth in Article 8.

      "FACILITY AMOUNT" is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

      "FACILITY FEE" is defined in Section 2.2.2.

      "FINANCE CHARGES" is defined in Section 2.2.3.

      "FINANCED RECEIVABLES" are all those Eligible Accounts and Demo Unit Placeholder Invoices, including their proceeds, which Bank finances and make an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

      "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

      "GAAP" is generally accepted accounting principles.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "INVOICE TRANSMITTAL" shows Eligible Accounts and Demo Unit Placeholder Invoices which Bank may finance and, for each such Account, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by a Responsible Officer.

      "LOCKBOX" is described in Section 6.6.

      "MINIMUM FINANCE CHARGE" is a minimum monthly Finance Charge of $5,000.00 payable by Borrower to Bank.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

      "MATURITY DATE" is June 11, 2005.

      "NET LIQUIDITY" is, on any date, (i) Borrower's consolidated, unrestricted cash, cash equivalents, and net accounts receivable minus (ii) the then outstanding amount of all Obligations.

      "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Early Termination Fee, Unused Line Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

      "PERMITTED INDEBTEDNESS" is:

            (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

            (b)   Subordinated Debt;

            (c) Indebtedness to trade creditors incurred in the ordinary course of business;

            (d)   Indebtedness secured by Permitted Liens; and

            (e) inter-company Indebtedness between the Borrower and any Subsidiary (or between Subsidiaries) up to the maximum aggregate amount of $100,000.00 per year.

      "PERMITTED INVESTMENTS" are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and
(iv) any other investments administered through the Bank.

      "PERMITTED LIENS" are:

            (a) Liens existing on the Closing Date and shown on the Schedule hereto or arising under this Agreement or other Loan Documents;

            (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

            (c) Liens in favor of GATX and Third Coast Capital or other third parties securing not more than $4,000,000 in the aggregate (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

            (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

            (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "RECONCILIATION DAY" is the last calendar day of each month.

      "RECONCILIATION PERIOD" is each calendar month.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

      "SCHEDULE" is any schedule of exceptions attached hereto.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

      "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

      "UNUSED LINE FEE" is defined in Section 2.2.5.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

EGENERA, INC.

By: /s/ Thomas F. Sheehon
    ------------------------
Name: Thomas F. Sheehon
Title: CEO

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By: /s/ D. Reich
    ------------------------
Name:  D. Reich
Title: SVP

                                    EXHIBIT A

      The Collateral consists of all right, title and interest of Borrower in and to the following:

      All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

      The Collateral does not include:

Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property.

                                    EXHIBIT B

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             Compliance Certificate

I, as authorized officer of EGENERA, INC. ("Borrower") certify under the Loan and Security Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

      Each Financed Receivable is an Eligible Account.

      Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

      The correct amount is on the Invoice Transmittal and is not disputed;

      Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

      Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

      There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

      It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

      It has not filed or had filed against it proceedings and does not anticipate any filing;

      Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

      No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

      With respect to Demo Unit Placeholder Invoices, Borrower represents and warrants that the cost determined by Borrower is based upon the best information available to Borrower and accurately and reflects same.

      ADDITIONALLY, BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

      Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

      Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

/s/ Thomas F. Sheehon
---------------------------
SIGNATURE

CFO
---------------------------
TITLE

June 10, 2003
---------------------------
DATE